Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 10, 2016, relating to the consolidated financial statements of PennyMac Financial Services, Inc., appearing in the Annual Report on Form 10-K of PennyMac Financial Services, Inc. for the year ended December 31, 2015, which is part of this Registration Statement.

/s/ Deloitte & Touche LLP

Los Angeles, California

September 13, 2016